                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       CCC INFORMATION SERVICES GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                          March 14, 1997

Dear Stockholder:

    You are cordially invited to attend the inaugural CCC Information Services Group Inc. Annual Meeting of Stockholders, to be held at 10:00 a.m., Tuesday, April 15, 1997 at the Fairmont Hotel, 200 North Columbus Drive, Chicago, Illinois, Telephone (312) 565-8000. The Fairmont Hotel is located in downtown Chicago on Columbus Drive between Wacker Drive and Lake Street.

    This meeting will be our first annual stockholders meeting since becoming a publicly owned company. You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and to ask questions about the Company and its operations.

    To make certain your shares are represented at the meeting, whether or not you plan to attend, please sign and return the enclosed proxy card, using the envelope provided. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                          Sincerely,

                                                     [LOGO]

                                          David M. Phillips
                                          Chairman, President and
                                          Chief Executive Officer

DMP/dmt

                                 [LOGO]

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 15, 1997

                             ---------------------

To the Stockholders of Common Stock and

  the Holders of Series E Preferred Stock:

    The annual meeting of stockholders of CCC Information Services Group Inc., a Delaware corporation, (the "Company") will be held at 10:00 a.m., Tuesday, April 15, 1997, at the Fairmont Hotel located at 200 North Columbus Drive, Chicago, Illinois, (312) 565-8000 for the following purposes:

    1.  To elect a Board of seven Directors to serve for the ensuing year;

    2.  To approve the Company's Employee Stock Option Plan; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Nominees for directors are set forth in the enclosed Proxy Statement. Only Stockholders of record at the close of business on March 7, 1997 will be entitled to vote at this meeting.

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to Stockholders with this Proxy Statement.

                                          By Order of the Board of Directors,

                                                        [LOGO]

                                          Gerald P. Kenney
                                          Vice President, Secretary and General
                                          Counsel

                            ------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                PROXY STATEMENT

                             ---------------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

    This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of CCC Information Services Group Inc. (the "Company" or "CCC") of proxies to be voted at the 1997 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on April 15, 1997, at the Fairmont Hotel located at 200 North Columbus Drive, Chicago, Illinois. Only Stockholders of record on March 7, 1997 will be entitled to vote at the meeting.

    The Company's principal executive offices are located at 444 Merchandise Mart, Chicago, Illinois 60654-1005. The approximate date on which the Proxy Statement and the accompanying Proxy are first being sent to Stockholders is March 14, 1997.

VOTING

    Each share of Common Stock outstanding on the record date is entitled to one vote. In addition, there are 500 shares of Series E Cumulative Redeemable Preferred Stock ( the "Series E Preferred Stock") outstanding, which are beneficially owned by White River Ventures, Inc. ("White River Ventures"). Pursuant to the provisions of the Company's certificate of incorporation, for so long as such shares of Series E Preferred Stock are beneficially owned by White River Ventures or any of its affiliates, such owners are entitled to vote together with the holders of the Common Stock on all matters voted on by holders of Common Stock. The number of votes that each share of Series E Preferred Stock may cast at the meeting is determined according to a formula, the effect of which will be to cause White River Ventures to cast 51% of the votes entitled to be cast by the outstanding shares of Common Stock and Series E Preferred Stock considered together.

    As of the record date, there were 23,533,624 shares of Common Stock and 500 shares of Series E Preferred Stock outstanding. A total of 30,508,286 votes may be cast at the meeting by the holders of Common Stock and Series E Preferred Stock considered together. White River Ventures may cast 8,584,564 votes with respect to its shares of Common Stock and 6,974,662 votes with respect to its shares of Series E Preferred Stock, for a total of 15,559,226 or 51% of the total shares eligible to vote.

    An affirmative vote of a majority of the votes cast with respect to shares present and voting at the meeting is required for approval of all items being submitted to the Stockholders for their consideration. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are not counted in tabulations of the votes cast on proposals presented to Stockholders.

REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by mailing or delivering to the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. To be effective, such revocation must be received by the Company prior to 10:00 a.m. on April 15, 1997. It also may be revoked by attendance at the meeting and election to vote in person.

SOLICITATION

    The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to Stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. The solicitation of proxies will be made by the use of the mails and through direct communication with certain Stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Harris Bank & Trust ("Harris") to distribute materials to brokerage houses, banks, custodians and other nominee holders.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

    The Board of Directors consists of seven members each elected for a one year term. During 1996, the Board of Directors met on four (4) occasions. All Directors attended at least 75% of the meetings of the Board and the committees on which they sat.

    DIRECTOR COMPENSATION: Directors not employed by the Company, its parent (White River Ventures), subsidiaries or affiliates were paid a fee of $5,450 for each Board meeting attended during fiscal 1996.

    BOARD COMMITTEES: The Board of Directors has standing Audit and Compensation Committees.

    AUDIT COMMITTEE: The committee met once during fiscal year 1996. The committee approves the appointment of the independent auditors and reviews and approves the scope of the audit, the financial statements, the independent auditors' letter of comments, if any, and management's responses thereto, and the fees charged for audit and tax services and any special assignments. The Committee appointed Price Waterhouse as the Company's independent accountants for the year ending December 31, 1996. Price Waterhouse has informed management that it will send representatives to the annual meeting to make a statement, if they desire to do so, and that such representatives will be available to answer any appropriate questions that might arise in connection with Price Waterhouse's audit of the Company.

    COMPENSATION COMMITTEE: The committee met four (4) times during fiscal 1996. The committee establishes the compensation programs for officers of the Company and reviews overall compensation and benefit programs of the Company. The committee also administers and selects participants for the Employee Stock Option Plan.

                             ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting to serve until the earlier of the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. David M. Phillips (nominee for Chairman and Chief Executive Officer of the Company), Loeb Investors Co. XV, Loeb Investors Co. XIII and Loeb Investors Co. 108, of which Thomas L. Kempner (a director nominee of the Company) is an affiliate (collectively, the "Management Stockholders"), White River Ventures and the Company have entered into a Stockholders Agreement dated June 16, 1994, pursuant to which the Management Stockholders and White River Ventures have agreed to certain provisions regarding the corporate governance of the Company, including the election of directors. The Stockholder Agreement sets forth the following condition regarding the nomination and election of directors: The Management Stockholders and White River Ventures shall take all actions necessary to cause the nomination and election to the board of directors of (i) a number of persons (which shall not be less than two) designated by White River Ventures which the board of directors determines to be appropriate taking into account the aggregate voting power and economic interest of White River Ventures and its affiliates in the Company, and (ii) three persons designated by a majority of shares of Common Stock held by the Management Stockholders. The number of directors shall be seven while the Stockholders Agreement is in effect. The Stockholders Agreement terminates upon the first to occur of (i) the written agreement of the parties, (ii) the liquidation of dissolution of the Company, (iii) the first day on which there are no shares of Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock"), or Series E Preferred Stock issued and outstanding, or (iv) June 16, 1999.

    Directors are elected by a plurality of the votes of the shares of Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or votes withheld) will have no effect on the election of directors. If any nominee for election as director is unable to serve (which the Board of Directors does not anticipate), the persons named in the proxy may vote for another person in accordance with their judgment. All of the nominees have served as directors of the Company for the past year.

    White River Ventures has designated Messrs. Byrne, Davis, Macklin and Marto as nominees for positions on the Board of Directors.

    The Management Stockholders have designated Messrs. Kempner, Phillips and Stanfield as nominees for positions on the Board of Directors.

    The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them as of December 31, 1996, based upon information received from them, are as follows:

    JOHN J. BYRNE; AGE 64; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, FUND AMERICAN ENTERPRISES HOLDINGS, INC.

    Mr. Byrne has served as a Director of the Company since 1994. Mr. Byrne has been Chairman of the Board of Directors and Chief Executive Officer of Fund American Enterprises Holdings, Inc. ("Fund American") since 1985 and President of Fund American since 1990. Mr. Byrne has also been Chairman of the Board of Directors and a director of Financial Security Assurance Holdings Ltd. since May 1994. From 1989 through 1990, Mr. Byrne was Chairman of the Board of Directors of Fireman's Fund Insurance Company. Prior to joining Fireman's Fund Insurance Company, Mr. Byrne was Chairman and Chief Executive Officer of GEICO Corporation from 1976 to 1985. Mr. Byrne is an advisory director of Lehman Brothers Holdings, Inc., Terra Nova (Bermuda) Holdings, Ltd., Travelers/Aetna Property Casualty Corp., White Mountains Insurance Holdings, Southern Heritage Insurance Company and Merastar Insurance Company. Mr. Byrne is also an advisory director of Mid-America Apartment Communities, Inc. Mr. Byrne is a member of the Audit and Compensation Committees.

    MORGAN W. DAVIS; AGE 46; PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHITE MOUNTAIN INSURANCE CO.

    Mr. Davis has served as a Director of the Company since 1995. He has also served since 1995 as the President and Chief Executive Officer of White Mountains Insurance Company, a wholly-owned subsidiary of Fund American. From 1992 to 1994, Mr. Davis was self-employed as a private investor in a number of entrepreneurial enterprises. From 1987 to 1992, he served as President of Fireman's Fund Commercial Insurance. Mr. Davis is currently a Director of White Mountain Holdings and Valley Insurance Group. Mr. Davis is a member of the Audit and Compensation Committees.

    THOMAS L. KEMPNER; AGE 69; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, LOEB PARTNERS CORPORATION

    Mr. Kempner has served as a Director of the Company since 1983. Since 1979 he has served as Chairman and Chief Executive Officer of Loeb Holding Corporation, an investment banking, registered broker/dealer and registered investment advisory firm. He also serves as a director of the following companies: Alcide Corporation; The Arlen Corporation; Energy Research Corporation; IGENE BioTechnology, Inc.; Intermagnetics General Corporation; and Northwest Airlines, Inc. Mr. Kempner is Chairman of the Compensation Committee and a member of the Audit Committee.

    GORDON S. MACKLIN; AGE 68; CHAIRMAN, WHITE RIVER CORPORATION

    Mr. Macklin has served as a Director of the Company since 1994. Mr. Macklin has been Chairman of White River Corporation since 1993. From 1987 to 1992, he was Chairman of Hambrecht & Quist, LLC. Mr. Macklin served as President of The National Association of Securities Dealers, Inc. from 1970 to 1987, and was formerly a partner and Member of the Executive Committee of McDonald & Company, an investment banking firm, from 1950 to 1970. Mr. Macklin is a director, trustee, or managing general partner, as the case may be, of 52 of the investment companies in the Franklin/Templeton Group, and a Director of Fund American Enterprises Holdings, Inc., MCI Communications Corporation, MedImmune, Inc., Source One Mortgage Services Corp. (a subsidiary of Fund American), Shoppers Express, Inc. and Spacehab, Inc. Mr. Macklin is a member of the Audit and Compensation Committees.

    ROBERT T. MARTO; AGE 51; PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHITE RIVER CORPORATION

    Mr. Marto has served as a Director of the Company since 1994. He currently serves as President and Chief Executive Officer of White River Corporation. From 1990 to 1993, he was President of Fund American Enterprises, Inc. (a subsidiary of Fund American), and an Executive Vice President and Chief Financial Officer of Fund American. From 1977 to 1989, he held executive officer positions with Fireman's Fund Corporation and Fireman's Fund Life Insurance Company. Mr. Marto is also a director of Vicorp Restaurants, Inc., White River Corporation and Zurich Reinsurance Centre, Inc. Mr. Marto is Chairman of the Audit Committee and a member of the Compensation Committee.

    DAVID M. PHILLIPS; AGE 58; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CCC INFORMATION SERVICES GROUP INC.

    Mr. Phillips has served as Chairman, President and Chief Executive Officer since founding the Company in 1983. Prior to joining the Company, Mr. Phillips served in a number of capacities at Citicorp including Senior Vice President from 1975 to 1982. During his tenure he was controller of an operating group, and he was responsible for the Latin American Consumer Businesses that included banks, life insurance companies, finance companies and credit cards. Mr. Phillips previously served as Director of Special Markets and Division Controller at Polaroid Corporation.

    MICHAEL R. STANFIELD; AGE 46; MANAGING DIRECTOR, LOEB PARTNERS CORPORATION

    Mr. Stanfield has served as a Director of the Company since 1995. He has been Managing Director of Loeb Partners Corporation since 1993. From 1990 to 1993, Mr. Stanfield was self-employed as an independent consultant. Mr. Stanfield is a member of the Audit and Compensation Committees.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding persons known to the Company (based on information filed with the Securities and Exchange Commission) to be the beneficial owners of more than five percent of any class of the Company's voting securities as of March 7, 1997:

                                                                                 AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS                                        NAME AND ADDRESS           BENEFICIAL OWNERSHIP    CLASS(1)
---------------------------------------------  -------------------------------  ----------------------  -----------
Common Stock.................................  Loeb Entities(2)(5)                      3,457,315             14.6
                                               White River Ventures(3)(5)               8,584,564             36.5
                                               Putnam Investment Inc.(4)                1,652,782              7.0

Preferred Stock--Series E....................  White River Ventures                           500            100.0

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities.

(2) Includes Loeb Investors Co. XIII, Loeb Investors Co. XV and Loeb Investors Co. 108. The address of the Loeb Entities is 61 Broadway, 24th Floor, New York, New York 10006.

(3) The address of White River Ventures is 777 Westchester Avenue, Suite 201, White Plains, New York 10604.

(4) The address of Putnam Investment, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(5) Loeb Entities, White River Ventures and David M. Phillips have entered into a Stockholders Agreement which provides for certain voting rights. Please refer to the section above entitled "Voting" for a description of certain of these rights.

    The following table sets forth information regarding ownership of the Company's Common Stock as of March 7, 1997 by nominees for Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                                                                  AMOUNT AND NATURE OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                                          BENEFICIAL OWNERSHIP    CLASS(1)
--------------------------------------------------------------------------------  --------------------  -------------
David M. Phillips(2)............................................................           927,760              3.9
J. Laurence Costin(3)...........................................................           182,633            *
Githesh Ramamurthy(4)...........................................................           299,040              1.2
John Buckner(5).................................................................            81,100            *
Blaine R. Ornburg(6)............................................................            86,000            *
Leonard Ciarrocchi(7)...........................................................            12,000            *
Donald J. Hallagan(8)...........................................................            13,400            *
John J. Byrne...................................................................           --                --
Morgan W. Davis.................................................................           --                --
Thomas L. Kempner(9)............................................................         3,724,674             15.8
Gordon S. Macklin(10)(12).......................................................         8,584,564             36.5
Robert T. Marto(11)(12).........................................................         8,584,564             36.5
Michael R. Stanfield............................................................           --                --
All directors and executive officers as a group (13 persons)....................        13,911,171             59.1

------------------------

*   Less than one percent of the outstanding Common Stock

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Includes 400,000 shares of Common Stock held by Ruth Ann Phillips, Mr. Phillips' wife. Mr. Phillips disclaims beneficial ownership of the shares held by Ruth Ann Phillips, except to the extent of his pecuniary interests therein.

(3) Includes 124,528 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(4) Includes 239,040 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(5) Includes 68,400 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(6) Includes 58,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(7) Includes 12,000 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(8) Includes 12,400 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of March 7, 1997.

(9) Includes 3,457,315 shares of Common Stock held by the Loeb Entities. Mr. Kempner is the managing general partner or the general partner of the general partner of each of the Loeb Entities. Mr. Kempner disclaims beneficial ownership of the shares held by the Loeb Entities, except to the extent of his pecuniary interests therein. Also includes 267,360 shares of Common Stock issuable upon exercise of outstanding options which are exercisable within 60 days of January 1, 1997.

(10) Includes 8,584,564 shares of Common Stock held by White River, Mr. Macklin is Chairman of the Board of Directors of White River and disclaims beneficial ownership of the shares held by White River, except to the extent of his pecuniary interests therein.

(11) Includes 8,584,564 shares of Common Stock held by White River. Mr. Marto is President and Chief Executive Officer of White River and disclaims beneficial ownership of the shares held by White River, except to the extent of his pecuniary interests therein.

(12) White River Ventures also owns 630 shares of Series C Preferred Stock, which is 100% of the outstanding shares of such class, 3,601 shares of Series D Preferred Stock, which is 95% of the outstanding shares of such class, and 500 shares of Series E Preferred Stock, which is 100% of the outstanding shares of such class. Mr. Macklin and Mr. Marto disclaim beneficial ownership of the shares held by White River Ventures, except to the extent of their pecuniary interests therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, with the following exceptions: John J. Byrne, Morgan
W. Davis, Thomas L. Kempner, Gordon S. Macklin, Robert T. Marto and Michael R. Stanfield, directors of the Company, reported their respective beneficial ownership on Form 3 in October 1996. Such reports were due to be filed on August 16, 1996. In making these statements, the Company has relied upon the written representations of its directors and officers.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1996, and for the Company's previous two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                                           -------------------------
                                                    ANNUAL COMPENSATION
                                                   ----------------------     (E)           (F)
                                                                           RESTRICTED   SECURITIES         (G)
                 (A)                       (B)        (C)         (D)        STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)   AWARDS($)   OPTIONS(#)(1)  COMPENSATION
--------------------------------------  ---------  ----------  ----------  ----------  -------------  -------------
David M. Phillips ....................       1996  $  448,008  $  100,000          --           --             --
  Chairman, President and Chief              1995  $  448,008          --          --           --             --
  Executive Officer                          1994  $  448,008  $  270,000          --           --             --

J. Laurence Costin, Jr. ..............       1996  $  272,016  $   80,000          --           --             --
  Vice Chairman                              1995  $  259,031  $   75,000          --           --             --
                                             1994  $  269,870  $   88,750          --           --             --

Githesh Ramamurthy ...................       1996  $  260,751  $   52,219          --      120,000             --
  Chief Technology Officer and               1995  $  208,340          --          --      133,600             --
  President--Insurance Division              1994  $  200,008  $   69,113          --           --             --

John Buckner .........................       1996  $  213,132  $   39,791          --       50,000             --
  President--Automotive Service              1995  $  188,340  $   51,625          --      104,000             --
  Division                                   1994  $  106,670  $   36,667          --       12,000             --

Blaine R. Ornburg ....................       1996  $  192,508  $   40,700          --       50,000             --
  Executive Vice President-- New             1995  $  131,046          --          --       80,000      $  50,000(2)
  Market Development                         1994          --          --          --           --             --

------------------------

(1) Represents the number of shares of Common Stock issuable upon exercise of options granted pursuant to the Stock Option Plan.

(2) Compensation relating to relocation expenses.

                             OPTION GRANTS IN 1996

    The following table shows information with respect to grants of options to the Chief Executive Officer and the other named executives in 1996. As required by the Securities and Exchange Commission (the "SEC"), the calculation of potential realizable values shown for such awards is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options.

                                                       INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                               ------------------------------------------------------------------     VALUE AT ASSUMED
                                  NUMBER OF                                                        ANNUAL RATES OF STOCK
                                 SECURITIES                                                        PRICE APPRECIATION FOR
                                 UNDERLYING      % OF TOTAL OPTIONS      EXERCISE                      OPTION TERM(4)
                                   OPTIONS      GRANTED TO EMPLOYEES       PRICE      EXPIRATION   ----------------------
NAME                            GRANTED(#)(1)     IN FISCAL YEAR(2)    ($/SHARE)(3)      DATE        5%($)       10%($)
-----------------------------  ---------------  ---------------------  -------------  -----------  ----------  ----------
David M. Phillips............        --                  --                 --            --           --          --
J. Laurence Costin, Jr.......        --                  --                 --            --           --          --
Githesh Ramamurthy...........       120,000                29.3%             11.20      07/22/01   $  371,322  $  820,525
John Buckner.................        50,000                12.2%             11.20      06/06/01   $  154,718  $  341,886
Blaine R. Ornburg............        50,000                12.2%             11.20      06/06/01   $  154,718  $  341,886
Leonard L. Ciarrocchi........        60,000                14.7%             11.20      07/22/01   $  185,661  $  410,262
Donald J. Hallagan...........        --                  --                 --            --           --          --

------------------------

(1) The options granted in 1996 are exercisable 20% on the date of grant and 20% on each anniversary date of the grant for years two, three and four. Option numbers have been restated to reflect the forty-for-one stock split which occurred in August 1996.

(2) The Company granted options representing 409,280 shares to employees in 1996.

(3) Option exercise prices have been adjusted to reflect the forty-for-one stock split which occurred in August 1996.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (5 years) and is calculated by assuming that the price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate of projection of the future Common Stock price.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                       OPTION VALUES AT DECEMBER 31, 1996

    This table sets forth information regarding exercise of options during 1996 by the Chief Executive Officer and the other named executives. The "value realized" is based on the market price on the date of exercise, while the "value of unexercised in-the-money options at December 31, 1996" is based on the market price on that date.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED,
                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT 12/31/96(#)          12/31/96($)(1)
                                 ACQUIRED ON     VALUE     --------------------------  ---------------------------
NAME                             EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
David M. Phillips..............      --           --           --            --             --            --
J. Laurence Costin, Jr.........      40,000    $ 479,800      124,528         27,232   $  1,820,599   $   398,132
Githesh Ramamurthy.............      --           --          224,320        202,880   $  2,960,986   $ 1,899,046
John Buckner...................      --           --           61,200        108,800   $    714,384   $ 1,074,616
Blaine R. Ornburg..............      --           --           42,000         88,000   $    504,000   $   876,000
Leonard L. Ciarrocchi..........      --           --           12,000         48,000   $     57,600   $   230,400
Donald J. Hallagan.............      --           --           12,000          8,000   $    165,544   $   102,116

------------------------

(1) Value of unexercised, in-the-money options based on a fair market value of Company Common Stock of $16 per share as of December 31, 1996.

                               EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of CCC during fiscal 1996, based on data furnished by them:

          NAME                 AGE                                  POSITION                                SINCE
-------------------------      ---      ----------------------------------------------------------------  ---------
David M. Phillips                  58   Chairman, President and Chief Executive Officer                        1983
J. Laurence Costin, Jr.            55   Vice Chairman                                                          1983
Githesh Ramamurthy                 36   Chief Technology Officer and President--Insurance Division             1992
John Buckner                       50   President--Automotive Services Division                                1994
Blaine R. Ornburg                  50   Executive Vice President--New Market Development                       1995
Leonard L. Ciarrocchi              44   Executive Vice President--Chief Financial Officer                      1996
Donald J. Hallagan                 37   Vice President, Controller and Chief Accounting Officer                1993

    Except as discussed below, all of these officers of CCC have held executive positions with CCC for more than three years.

    DAVID M. PHILLIPS has served as Chairman, President and Chief Executive Officer since founding the Company in 1983. Please refer to the biographical information contained in the Section entitled Election of Directors.

    J. LAURENCE COSTIN, JR. joined the Company in February 1983 as Executive Vice President responsible for the Company's sales and client field service organization. He currently serves as Vice Chairman, a position he has held since May 1983. Prior to joining the Company, Mr. Costin was Senior Vice President and General Manager for the Midwest region of Seligman & Latz, Inc., a Fortune 500 company which managed department store concessions.

    GITHESH RAMAMURTHY joined the Company in July 1992 as Executive Vice President--Product Engineering and Chief Technology Officer. In January 1996, he assumed the position of President--Insurance Division while retaining the position of Chief Technology Officer. Prior to joining the Company, Mr. Ramamurthy was a founding member of Sales Technologies, Inc., a field sales automation software company where he directed product development activities. Sales Technologies customers included Fortune 100 clients in the United States and Europe before it was acquired by Dun & Bradstreet in 1989.

    JOHN BUCKNER joined the Company in January 1994 as Senior Vice President--AutoBody Division. Mr. Buckner was promoted to Executive Vice President--Sales and Services Division in 1995 and currently serves as President--Automotive Services Division. Prior to joining the Company, Mr. Buckner was Vice President and General Manager of U.S. Automotive Operations at Sun Electric Corporation. Previously, Mr. Buckner held a variety of senior sales and new market development positions at Reynolds & Reynolds.

    BLAINE R. ORNBURG joined the Company in May 1995 as Executive Vice President--New Market Development. In January 1996, he assumed the additional responsibilities of Acting Chief Financial Officer, a position he held until June, 1996. Prior to joining the Company, Mr. Ornburg served as Senior Vice President of First Data Corporation. Mr. Ornburg joined First Data Corporation upon its purchase of Anasazi, Inc., a software and networking company Mr. Ornburg founded in 1987. Previously, Mr. Ornburg was Vice President--Point of Transaction Systems for Visa International.

    LEONARD L. CIARROCCHI joined the Company in June 1996 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Ciarrocchi was Vice President and Treasurer of White River Corporation from 1993 to 1996 and Manager of Finance of Fund American Enterprises, Inc. from 1991 to 1993. Mr. Ciarrocchi was Manager of Finance for Fireman's Fund Corporation from 1989 to 1991.

    DONALD J. HALLAGAN joined the Company in August, 1993 as Controller and was promoted to Vice President--Controller in June, 1996. Prior to joining the Company he spent two years as Controller for Pollenex Corporation and two years on the corporate staff of Santa Fe Corporation as Assistant Controller. Previously, Mr. Hallagan served eight years on the professional staff of Price Waterhouse LLP.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with each of Mr. Buckner, Mr. Ramamurthy, Mr. Ornburg, Mr. Ciarrocchi and Mr. Costin. Mr. Buckner's employment agreement provides for an annual salary of $250,000 plus bonus, and terminates April 30, 2001. Mr. Ramamurthy's employment agreement provides for an annual salary of $275,000 plus bonus, and terminates June 30, 2001. Mr. Ornburg's employment agreement provides for an annual salary of $200,000 plus bonus, and terminates June 30, 2001. Mr. Ciarrocchi's employment agreement provides for an annual salary of $200,000 plus bonus, and terminates June 30, 2001. Mr. Costin's employment agreement provides for an annual salary of $230,000 plus bonus, and terminates April 30, 1999. Messrs. Buckner's, Ramamurthy's, Ciarrocchi's and Ornburg's employment agreements each contain a non-compete and a change of control provision.

                      REPORT OF THE COMPENSATION COMMITTEE

    In compliance with the terms of the Stockholder Agreement described above (See "Election of Directors") the Management Stockholders and White River Ventures have agreed to the creation of a Compensation Committee, which shall be responsible (i) for establishing guidelines with respect to all compensation matters involving the Company and its Subsidiaries and (ii) authorizing all compensation arrangements between the Company and its Subsidiaries and their respective directors, officers, employees and consultants involving the payment by the Company or any of its Subsidiaries to any of such individuals of Base Salary equal to or greater than $125,000. The Compensation Committee shall consist of members of the Board of Directors who are not officers or employees of the Company or any of its Subsidiaries.

    The Compensation Committee of the Board of Directors ("Committee") establishes the general compensation policies of the Company and establishes the specific compensation plans, performance goals and compensation levels for executive officers. The Committee also administers and selects participants for the current Employee Stock Option Plan. The Committee is composed of six independent, non-employee directors who have no interlocking relationships.

COMPENSATION POLICIES

    The principal objective of the Committee's approach to executive compensation is to align such compensation with stockholder value. The Committee seeks to accomplish this objective by setting base salaries below the median for similar positions at comparable companies, while linking the two remaining variable components of cash compensation (annual bonus and long term performance cash award) to aggressive performance factors which enhance stockholder value. Stock options are used as a vehicle to further align long-term executive performance with stockholder value. In this way, above-average total compensation is achieved only for outstanding Company performance.

COMPENSATION COMPONENTS

    BASE SALARY. Base salary levels for the named Executive Officers are determined by the Committee on the basis of what, in its discretion, it deems to be appropriate pay for the responsibilities consistent with the policies stated above.

    ANNUAL BONUS. The CEO's annual cash bonus is discussed below under "1996 Chief Executive Officer Compensation Actions."

    The annual cash bonus for executives other than the CEO is determined based on several factors (i) the most significant factor is actual earnings before interest and taxes (EBIT)) (using the same formula as for the CEO); (ii) the operating results of the businesses or functions reporting to the executive; and
(iii) achievement of specified, measurable objectives related to the executive's area of responsibilities. The Company has proposed for 1997 that the EBIT factor of the bonus calculation will be replaced by Company wide revenue goals and the Company earnings per share (EPS) goal. This proposal is subject to final approval by the Compensation Committee of the Board of Directors.

    EMPLOYEE STOCK OPTIONS. Employee stock options are an important component of the compensation package for executives because they directly focus management's attention on the interests of stockholders. The Committee makes periodic grants of stock options to executive officers and other key employees to foster a commitment to increasing long-term stockholder value.

    During 1996, the Committee granted a total of 409,280 options to selected employees of which 280,000 options were granted to Company executives. The Company's grants of options are always at fair market value on the date of grant.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION ACTIONS

    The CEO's annual base salary for fiscal year 1996 was $448,008, the same as his annual base salary has been since 1989.

    For a number of years, the CEO's annual cash bonus has been established as a direct function of growth in the year's earnings before interest and taxes
(EBIT) during the most recent year. The Committee annually establishes a minimum target for EBIT, and the substantive portion of the CEO's bonus for the year is a function, along with meeting certain measurable objectives, of the amount by which the minimum target for EBIT is exceeded during the year. In February 1997, a cash bonus of $162,475 was paid to the CEO based on 1996 EBIT of $20.28 million, which was in excess of the targeted amount. The Company has proposed for 1997 that the EBIT factor of the bonus calculation will be replaced by Company wide revenue goals and the Company earnings per share (EPS) goals. This proposal is subject to final approval by the Compensation Committee of the Board of Directors.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee believes that its compensation programs have been structured in a manner to preserve full deductibility to the Company of executive compensation for federal income tax purposes.

Thomas L. Kempner, Chairman            John J. Byrne, Member
Compensation Committee                 Morgan Davis, Member
                                       Gordon S. Macklin, Member
                                       Robert T. Marto, Member
                                       Michael R. Stanfield, Member

                               PERFORMANCE GRAPH

    NOTE: THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 AMONG CCC INFORMATION SERVICES GROUP INC., THE
          S&P 500 INDEX AND THE S&P TECHNOLOGY-COMPUTER SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              S & P TECHNOLOGY SERVICES
            CCC INFORMATION    S & P 500               SECTOR
8/16/96              $100.00      $100.00                          $100.00
12/31/96             $139.13      $116.85                           $90.26

------------------------

* Company became a public company on August 16, 1996. Assumes $100 invested on August 16, 1996 in stock or index, including reinvestment of dividends. Fiscal year ending December 31, 1996.

                APPROVAL OF CCC INFORMATION SERVICES GROUP INC.
                               STOCK OPTION PLAN

    The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management and employee talent necessary for the Company's continued success, the number of shares of the Company's Common Stock that may be issued or transferred pursuant to such awards should be increased from present levels.

    The Company's current Employee Stock Option Plan allows the Company to grant options to purchase up to 2,680,340 shares of the Company's Common Stock. No additional shares remain available for grant under this option plan.

    The proposed Employee Stock Option Plan authorizes options to purchase up to 675,800 shares of the Company's Common Stock to be granted.

    While the Board of Directors recognizes the potential dilutive effect of compensatory stock options, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board of Directors selected 675,800 shares for the new Employee Stock Option Plan, considering (1) such number would be sufficient to provide shares for potential awards for at least the next three years; and (2) the potential dilutive effect as of March 7, 1997 of the new Employee Stock Option Plan and the current Employee Stock Option Plan, taking into account such additional shares, is approximately 2.9%.

    The affirmative vote of a majority in interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote will be required to approve the new Employee Stock Option Plus, a quorum being present.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE CCC INFORMATION SERVICES GROUP INC. STOCK OPTION PLAN.

CCC Information Services Group Inc. Stock Option Plan (the "new Employee Stock Option Plan")

    NOTE THAT THE NEW EMPLOYEE STOCK OPTION PLAN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS AND WILL BE VOTED UPON BY THE STOCKHOLDERS AT THE ANNUAL MEETING. THE OPERATION OF THE PLAN IS WHOLLY CONTINGENT UPON THE APPROVAL OF THE PLAN BY THE STOCKHOLDERS.

    SUMMARY. A summary of the new Employee Stock Option Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the new Employee Stock Option Plan, which is attached to this Proxy Statement as Appendix A.

    The primary purposes of the new Employee Stock Option Plan are to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent employees to serve as officers and in other key roles and to provide a means to encourage stock ownership and proprietary interest in the Company. Grant of awards under this plan is consistent with the Company's goals of providing total employee compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, fosters teamwork and offers the opportunity to earn above-average rewards when merited by individual and corporate performance. Any employee of the Company or any of its direct or indirect subsidiaries may be designated by the Compensation Committee to receive one or more awards under the new Employee Stock Option Plan. As of March 7, 1997, the Company and its subsidiaries had approximately 950 full-time employees.

    Under the new Employee Stock Option Plan, participants receive stock options in the amount and at the exercise price determined by the Compensation Committee. A stock option represents a right to purchase a specified number of shares of the Company's common stock. All stock options granted under the new Employee Stock Option Plan are intended to be non-qualified stock options for federal income tax purposes. The purchase price per share for each stock option may not be less than the greater of the price of a share of common stock as quoted on the NASDAQ National Market at the close of business on the grant date or the fair market value of Common Stock (as determined by the Compensation Committee) on the grant date.

    The new Employee Stock Option Plan provides that the term of each option granted under the plan will not exceed ten years, and that all options granted under the plan will be subject to a vesting schedule approved by the Compensation Committee. However, the Board has determined that the maximum term for options granted under the plan will be five years, and that options will become vested with respect to 25% of the number of shares granted one year after the grant date, and with respect to an additional 25% each year thereafter. If an option holder's employment with the Company and its subsidiaries terminates for any reason, no additional options will become vested with respect to any additional shares after the date of termination. Options can terminate earlier than the fifth anniversary of the grant date under the following circumstances:
(a) if the option holder terminates employment because of retirement, vested options will expire three months thereafter; (b) if the option holder terminates employment because of disability, vested options will expire 12 months thereafter; (c) if the option holder dies while employed and while his/her option is still exercisable, the vested options will be exercisable by his/her estate and will expire 12 months after his/her death. During any of the foregoing occurrences, all non-vested options shall expire immediately.

    The shares covered by a stock option may be purchased by (1) cash payment;
(2) tendering of shares of the Company's Common Stock; or (3) any of other methods acceptable to the Compensation Committee.

    The aggregate number of shares of the Company's Common Stock which may be transferred to participants under the new Employee Stock Option Plan is 675,800.

    In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, all shares of Common Stock available for issuance and outstanding under previously granted awards may be adjusted in an equitable manner as determined by the Compensation Committee.

    Options granted under the new Employee Stock Option Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

    FEDERAL INCOME TAX CONSEQUENCES. In general, under the Internal Revenue Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option is granted, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option granted under the new Employee Stock Option Plan is exercised, the federal income tax consequences can be summarized as follows:

    1. The participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the exercise date and the option price.

    2. Upon exercise of an option; the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee.

    3. The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in
       Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to awards granted under the new Employee Stock Option Plan will be qualified performance-based compensation and therefore not subject to the deduction limit.

    ADMINISTRATION OF THE NEW EMPLOYEE STOCK OPTION PLAN. The new Employee Stock Option Plan will be administered by the Compensation Committee, which has broad and exclusive authority to administer and interpret the plan and its provisions as it deems necessary and appropriate. This authority includes, but is not limited to, selecting option recipients, establishing option terms and conditions consistent with the new

Employee Stock Option Plan, adopting procedures and regulations governing options and making all other determinations necessary or advisable for the administration of the new Employee Stock Option Plan. All decisions made by the Compensation Committee are final and binding on all persons affected by such decisions.

    The new Employee Stock Option Plan may be amended by the Compensation Committee as it deems necessary or appropriate, except that any amendment for which stockholder approval is required for compensation under the Stock Option Plan to continue to be tax deductible must be approved by affirmative vote of the stockholders in the manner described in the following paragraph prior to becoming effective.

    The new Employee Stock Option Plan will become effective on the date it is approved by the affirmative vote of the holders of a majority of the stockholders present or represented, and entitled to a vote at, the Annual Meeting.

    NEW PLAN BENEFITS. No benefits or amounts have been allocated under the new Employee Stock Option Plan; nor are any such benefits or amounts now determinable. For comparison purposes, please refer to the grants and awards that were made in 1996 under the current Employee Stock Option Plan, as shown in the 1996 Stock Option Grants table in the section "Compensation of Executive Officers" stated above. Including the data shown in that table, in 1996, a total of 314,000 stock options were granted to all current elected officers as a group and 95,280 stock options were granted to all other employees as a group. The current Employee Stock Option Plan, like the new Employee Stock Option Plan, does not allow awards to non-employee Directors.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the following Annual Meeting (April, 1998) must be received by the Company not later than December 15, 1997, for inclusion in its Proxy Statement and form of proxy relating to that meeting.

                                                                       EXHIBIT A

                      CCC INFORMATION SERVICES GROUP INC.
                               STOCK OPTION PLAN

1.  PURPOSE

    The purpose of this Stock Option Plan (the "Plan") is to promote the growth and general prosperity of CCC Information Services Group Inc., a Delaware corporation ("CCCISG") and its direct and indirect subsidiaries, including CCC Information Services Inc., a Delaware corporation ("CCC"), and subsidiaries of CCC (collectively the "CCCISG Companies"). Under the Plan, certain employees of the CCCISG Companies will be eligible to receive grants of options to purchase shares of CCCISG common stock as an incentive to contribute to the success of the CCCISG Companies.

2.  DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as males, and unless the context clearly indicates otherwise, words in the singular shall be deemed to refer also to the plural.

    (a) "Commencement Date" shall mean the date on which an Option is granted.

    (b) "Committee" means the Compensation Committee of the Board of Directors of CCCISG or such other committee as the Board by resolution shall designate. The Committee shall not include members who are officers or otherwise employed by CCCISG, or its subsidiaries.

    (c) "Common Stock" means the $.10 par value per share common stock of CCCISG.

    (d) "Disabled" shall have the following meaning: An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require. The Committee shall have the final decision in determining if a party is disabled as defined herein.

    (e) "Employee" means an employee of at least one of the CCCISG Companies.

    (f) "Exercise Price" means either, as the context requires, the price per Share (not less than the greater of the stock price as quoted on NASDAQ National Market, or such other public exchange or market as designated by the Committee, as of the close of business on the Commencement Date or the fair market value as of the Commencement Date as determined by the Committee) that shall be tendered to CCCISG upon exercise of the Option, or the aggregate price that shall be tendered to CCCISG in payment for Shares upon exercise of an Option or a portion of the Option.

    (g) "Grantee" means an individual to whom an Option is granted under the Plan.

    (h) "Option" means a right granted to purchase Shares under the Plan.

    (i) "Stock Option Agreement" means the written instrument embodying an agreement between CCCISG and a Grantee, as provided in the Plan, evidencing the grant of an Option to the Grantee.

    (j) "Plan" means the CCC Information Services Group Inc. Stock Option Plan as set forth herein, as may be amended from time to time.

    (k) "Shares" means shares of Common Stock.

3.  ADMINISTRATION

    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. The Committee may take action only upon the agreement of a majority of its members then in office. Any action taken by the Committee through a written instrument signed by a majority of its members then in office shall be effective as though taken at a meeting duly called and held. All decisions, determinations, and interpretations of the Committee shall be final and binding on all concerned.

4.  SHARES OF COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE PLAN

    Subject to the provisions of Section 9, the aggregate number of Shares that may be issued upon the exercise of Options granted under the Plan shall be 675,800 Shares. Such Shares may be either authorized, but unissued Shares, or Shares issued and thereafter reacquired by CCCISG.

5.  ELIGIBILITY

    Options shall be granted for Shares in the amounts, at the Exercise Price, and to the Employees as determined in the sole discretion of the Committee. Subject to all of the other terms and conditions hereinafter set forth, an Option may be exercised by Grantee after the respective dates of the grant, but no later than five (5) years from the date of the Option Agreement, namely:

    (a) One (1) year after the Commencement Date the Option may be exercised in respect of twenty five percent (25%) of the aggregate number of shares granted.

    (b) On or after the second (2nd) anniversary of the Commencement Date, the Option may be exercised in respect of an additional twenty five percent (25%) of the aggregate number of shares granted. Each succeeding anniversary date thereafter the option may be exercised in respect of an additional twenty five percent (25%) of the aggregate number of shares granted until all options have been fully vested.

    (c) If the Grantee's employment with the CCCISG Companies terminates for any reason, the Option shall not become exercisable with respect to any additional shares that the Grantee would have been entitled to purchase upon the occurrence of any anniversary date subsequent to the date of termination.

    (d) The maximum number of Options a Grantee can receive in any calendar year is 75,000 Options.

6.  EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall become effective upon its adoption by resolution of the majority of the Board of Directors of CCCISG entitled to vote and shall continue in full force and effect until terminated. Such termination shall be no later than the day that the last option available to be exercised hereunder expires unless sooner terminated pursuant to Section 12 hereof.

7.  DURATION OF OPTION

    (a) The proper officers of CCCISG shall execute and deliver to each Grantee a written Stock Option Agreement which shall be executed by the Grantee and which shall state the Commencement Date, the total number of Shares subject to the Option, the Exercise Price for such Shares, any provisions relating to vesting of the Option and such other provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.

    (b) The maximum term of each Option granted under the Plan shall be the term set forth in the Stock Option Agreement which shall not exceed 10 years from the Commencement Date set forth in the

Stock Option Agreement. Notwithstanding the maximum 10-year term, all Options granted under the Plan shall expire sooner as follows:

        (i) If the employment of a Grantee is terminated for any reason other than as specified in subparagraphs (ii), (iii) or (iv) hereof, then the Option will expire on the thirtieth (30th) day after the date of such termination.

        (ii) Subject to subparagraphs (iii) and (iv) hereof, if the Grantee retires from the CCCISG Companies at an age at which such Grantee would be eligible to receive benefits under the Federal Social Security Act or retires with the consent of the Board of Directors of CCCISG, the Option will expire three (3) months after the date of termination.

       (iii) Subject to subparagraph (iv) hereof, if a Grantee becomes Disabled while serving in his capacity as an Employee, the Option will expire twelve
    (12) months after the date of termination of the Employee's employment as the result of having become Disabled.

        (iv) If a Grantee dies while serving as an Employee, or if the Grantee dies within twelve (12) months after termination of service in accordance with subparagraph (iii) hereof, or if the Grantee shall die within three (3) months after termination of service in accordance with subparagraph (ii) hereof, the Option will expire twelve (12) months after the date of death.

    Following termination of employment for any reason, no Option shall become exercisable except to the extent such Option was exercisable on the date of such termination.

8.  EXERCISE OF OPTION

    (a) Options shall be exercised by delivering or mailing at the time of exercise to the Secretary of CCCISG or his/her designee:

        (i) A notice, in the form and manner prescribed by the Committee, specifying the number of shares to be purchased under an Option, and

        (ii) Payment in full of the Exercise Price, and any associated withholding tax, for the Shares so purchased by (1) a money order, cashiers check or certified check payable to CCCISG, (2) shares of Common Stock owned by the Grantee (duly endorsed), or (3) such other form of payment as shall be determined by the Committee to be acceptable. Any shares delivered to CCCISG as payment for Shares upon exercise of the Option shall be valued at their fair market value as of the date of exercise of the Option as determined by (A) reference to prices quoted on NASDAQ National Market, or such other public exchange or market designated by the Committee, for the Common Stock or, (B) if no such quotation exists, as determined by the Committee in its sole discretion.

    (b) All Options granted under the Plan shall be subject to a vesting schedule, which shall be determined in the discretion of the Committee.

    (c) No Option shall be exercisable in whole or in part and no certificates representing Shares subject to the Option shall be delivered at any time that CCCISG shall determine that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless and until such withholding shall have been effected.

    (d) Options shall be exercisable only with respect to whole Shares and shall not be exercisable with respect to fractional Shares.

9.  ADJUSTMENT OF AND CHANGES IN THE STOCK

    (a) In the event that the shares of Common Stock of CCCISG shall be changed into or exchanged for a different number or kind of shares of stock or other securities of CCCISG or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of CCCISG shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of CCCISG theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of CCCISG shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of CCCISG or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

    (b) No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 9. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by CCCISG to each Grantee which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

    (c) In the event CCCISG is a party to a merger or other reorganization, outstanding options shall not be affected if CCCISG is the surviving corporation. If CCCISG is not the surviving corporation, outstanding options subject to the agreement of merger or reorganization shall either be continued by the surviving corporation at a comparable economic value, or a cash settlement shall be provided to optionholders for all vested and unvested options.

10. ISSUANCE OF SHARES OF COMMON STOCK

    Upon receipt of the notice of exercise and payment of the Exercise Price, CCCISG shall, subject to the provisions of Section 8(c), issue to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to vote or receive dividends or other distributions nor any other rights as a stockholder of CCCISG shall exist with respect to Shares receivable notwithstanding the exercise of the Option. Except as provided in Section 9, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a Common Stock certificate is issued.

11. TRANSFERABILITY OF OPTION

    Each Option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Grantee during his or her lifetime.

12. AMENDMENT OR TERMINATION OF THE PLAN

    (a) The Committee may amend the Plan from time to time in such respects as the Committee may deem advisable. Any such amendment may apply to any Options that were granted before the date such amendment is adopted, but that have not been exercised as of the date such amendment is adopted, provided that no such amendment shall change the number of Shares subject to, or the Exercise Price of, any such Option. No such amendment shall affect any Option that has been exercised before the date such amendment is adopted.

    (b) The Committee may at any time terminate the Plan. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

13. AGREEMENT AND REPRESENTATIONS OF GRANTEE

    As a condition to the exercise of any portion of an Option, CCCISG may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or otherwise distribute such Shares. The Shares shall not be offered, sold, transferred, pledged or otherwise disposed of by the person exercising the Option in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, pledge or other disposition may be made without prior written opinion of counsel for CCCISG that such offer, sale, transfer, pledge or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule or regulation of any jurisdiction.

14. TAX CONSIDERATIONS

    All options granted under the Plan are not intended to qualify, and shall not be treated as, "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986.

15. RESERVATION OF SHARES

    CCCISG, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of CCCISG to obtain from any regulatory body having jurisdiction the authority deemed by CCCISG's counsel to be necessary for the lawful sale of any Shares hereunder shall relieve CCCISG of any liability in respect of the failure to sell such Shares as to which such requisite authority shall not have been obtained.

16. NOTICE

    All notices delivered pursuant to the Plan shall be in writing, delivered by hand or by first class certified mail, return receipt requested, postage prepaid as specified in the Stock Option Agreement.

17. GOVERNING LAW

    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

PROXY                                                                 PROXY

                     CCC INFORMATION SERVICES GROUP INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 15, 1997

     The undersigned appoints David M. Phillips, Thomas L. Kempner and Robert T. Marto, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated above, all the Common Stock of CCC Information Services Group Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 15, 1997 or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal No. 2.

            PLEASE VOTE, SIGN, DATE AND RETURN THIS FORM PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

------------------------------------------------------------------------------

                    CCC INFORMATION SERVICES GROUP INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

[                                                                            ]

1. ELECTION OF DIRECTORS
   NOMINEES: John J. Byrne, Morgan W. Davis,
         Thomas L. Kempner, Gordon S. Macklin,         For   Withhold   For All
         Robert T. Marto, David M. Phillips,           All      All      Except
         Michael R. Stanfield                          / /      / /        / /

   _______________________________________
   (EXCEPT NOMINEE(S) WRITTEN ABOVE)

2. Approval of CCC Information Services Group Inc.     For   Against  Abstain
   Stock Option Plan.                                  / /     / /      / /


                            THE SIGNATORY HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.



                                            Dated: _________________, 1997

                            Signature(s)______________________________________

                                        ______________________________________
                                        Please sign exactly as your name
                                        appears. Joint owners should each sign.
                                        Where applicable, indicate your official position or representation capacity.


-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.

            PLEASE VOTE, SIGN, DATE AND RETURN THIS FORM PROMPTLY
                       USING THE ENCLOSED ENVELOPE.